UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

Home School Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Florida	0-53133	26-1983716
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1153 South Lee Street, Suite 198
Des Plaines, Illinois 60016

(Address of Principal Executive Offices including Zip Code)

(800) 760-7015

(Registrant’s Telephone Number, including Area Code)

258 North Brookdale Lane
Palatine, Illinois 60068

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

The Company entered into an agreement with Thomas Morrow following his resignation from the Company on June 17, 2010.  The agreement provides for a separation and general release between the Company and Mr. Morrow.   In consideration of a cash payment by the Company to Mr. Morrow, he agrees to surrender for cancellation all of his interests in the corporation as well as any sums which may be owed to him for expenses, stock options or other compensation.  There is no admission of liability on the part of the Company or Mr. Morrow as part of entering into the agreement.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.1         Separation and General Release Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 7, 2010

Home School Holdings, Inc.

By:  /s/ David Nicholson
        David Nicholson
        Board Member